UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 31, 2013

Date of Report (Date of earliest event reported)

Ciber, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6363 South Fiddler’s Green Circle, Suite 1400,

Greenwood Village, Colorado, 80111

(Address of principal executive offices) (Zip code)

(303) 220-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  Effective December 31, 2013, Ciber, Inc. (the “Company”) has accepted the resignation of Richard Genovese as Executive Vice President and Chief Operating Officer of the Company.  See today’s media release attached as an exhibit to this Form 8-K.  Mr. Genovese’s employment will continue through January 16, 2014.  The Company has agreed to accelerate the vesting of all unvested equity awards scheduled to vest in the next six months, which is not required by the terms of Mr. Genovese’s employment agreement.  In return, Mr. Genovese has agreed to customary terms and conditions, including the release of any claims against the Company.  This description of the terms of the agreement with Mr. Genovese is qualified by reference to the agreement, a copy of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Media Release dated January 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: January 7, 2014	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
SVP and General Counsel